UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 6, 2008

ZILA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800

(Address of Principal Executive Offices)
(602) 266-6700

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 6, 2008, Zila, Inc. (the “Company”) entered into a Severance Agreement and Release of Claims with Frank J. Bellizzi (the “Severance Agreement”). Effective June 30, 2008, Dr. Bellizzi will cease to serve as an employee and as Executive Vice President of the Company. The Severance Agreement governs the terms of Dr. Bellizzi’s departure from the Company and provides the following:
•	Dr. Bellizzi will continue to remain an employee of the Company through June 30, 2008;

•	the Company will pay Dr. Bellizzi $25,000 (subject to applicable withholdings) in a lump sum payment on the date the Severance Agreement takes effect;

•	the Company will issue 600,000 shares of stock (reduced by applicable withholdings) to Dr. Bellizzi;

•	on June 30, 2008, the Company will issue stock to Dr. Bellizzi with a value of $52,500 (reduced by applicable withholdings), based on the closing price of the Company stock on such date;

•	any option to purchase Company stock or any other right to receive Company stock, whether vested or unvested, as of the date of the Severance Agreement, will terminate immediately;

•	the vesting of 125,000 shares of restricted stock previously awarded to Dr. Bellizzi will be accelerated (subject to applicable withholdings); and

•	the Company will pay for COBRA coverage for Dr. Bellizzi for one year.
     The Severance Agreement contains other customary provisions, including mutual non-disparagement and cooperation covenants and a mutual release of claims. A copy of the Severance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and its contents are incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Severance Agreement and Release of Claims, dated June 6, 2008, by and between Zila, Inc. and Frank J. Bellizzi

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 12, 2008.

ZILA, INC.

/s/ Gary V. Klinefelter
By: Gary V. Klinefelter
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement and Release of Claims, dated June 6, 2008, by and between Zila, Inc. and Frank J. Bellizzi